Exhibit 99.1

Checkpoint Therapeutics Commences Trading on the NASDAQ Capital Market

New York, NY – June 26, 2017 – Checkpoint Therapeutics, Inc. (“Checkpoint”) (NASDAQ: CKPT), a Fortress Biotech (NASDAQ: FBIO) company focused on the acquisition, development and commercialization of novel, non-chemotherapy, immune-enhanced combination treatments for patients with solid tumor cancers, today announced that its common stock will commence trading on the NASDAQ Capital Market under the symbol “CKPT” at the open of the U.S. financial markets today. Upon initiation of trading on NASDAQ, the Company’s common stock will cease trading on the OTCQX® Best Market.

"We are thrilled to achieve this significant milestone for Checkpoint and our shareholders," said James F. Oliviero, President and Chief Executive Officer of Checkpoint. “Joining NASDAQ will provide increased liquidity of our securities, while raising visibility in the investment community of Checkpoint and our pipeline of clinical and pre-clinical immuno-oncology and targeted anti-cancer development programs.”

About Checkpoint Therapeutics

Checkpoint Therapeutics, Inc. (“Checkpoint”) is a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel, non-chemotherapy, immune-enhanced combination treatments for patients with solid tumor cancers. Checkpoint’s broad pipeline consists of fully-human, immuno-oncology and checkpoint inhibitor antibodies licensed from the Dana-Farber Cancer Institute that target programmed death-ligand 1 (“PD-L1”); glucocorticoid- induced TNFR-related protein (“GITR”); and carbonic anhydrase IX (“CAIX”). In addition, Checkpoint is developing three oral, small-molecule, targeted anti-cancer agents that inhibit epidermal growth-factor receptor (“EGFR”) mutations, the bromodomain and extra-terminal (“BET”) protein BRD4, and poly (ADP-ribose) polymerase (“PARP”). Checkpoint will also seek to expand its pipeline to create additional proprietary combination therapies that leverage the immune system and complementary mechanisms. Checkpoint is headquartered in New York City. For more information, visit www.checkpointtx.com. Checkpoint is a majority controlled subsidiary of Fortress Biotech, Inc.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress develops and commercializes products both within Fortress and through certain subsidiary companies, including Checkpoint, also known as Fortress Companies. In addition to its internal development programs, Fortress leverages its biopharmaceutical business expertise and drug development capabilities and provides funding and management services to help the Fortress Companies achieve their goals. Fortress and the Fortress Companies may seek licensing arrangements, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: the risk that the listing on the NASDAQ Capital Market will not provide the liquidity in its common stock that is expected, making an investment in the stock less attractive and limiting capital raising efforts in the public markets; the risk that Checkpoint will not be able to advance its research programs; risks related to the timing of starting and completing clinical trials; risks inherent in research and development activities; risks related to its growth strategy; its ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; its dependence on third-party suppliers; its ability to attract, integrate and retain key personnel; the early stage of products under development; its need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in Checkpoint’s public filings and reports. Checkpoint expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Jaclyn Jaffe

Checkpoint Therapeutics, Inc.

(781) 652-4500

ir@checkpointtx.com

Fortress Biotech Media Relations

Laura Bagby

6 Degrees

(312) 448-8098

lbagby@6degreespr.com